SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8K

                        Current Report
               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): July 11,
2006


                        JOHNSON & JOHNSON

     (Exact name of registrant as specified in its charter)


    New Jersey            1-3215              22-1024240

(State or other         Commission        (I.R.S. Employer
jurisdiction           File Number)       Identification No.)
of incorporation)



 One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933

      (Address of principal executive offices)   (zip code)


Registrant's telephone number including area code:
                     (732) 524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.  Other Events.

      On July 6, OrthoNeutrogena, a division of Ortho-McNeil Pharmaceutical, Inc., a Johnson & Johnson company, acquired Colbar LifeScience Ltd., a privately held biotechnology company specializing in reconstructive medicine and tissue engineering. Colbar, which is based in Herzliya, Israel, currently markets two products that use its proprietary GlymatrixTM technology: EvolenceTM, a collagen for facial wrinkles that is sold in Europe, Canada and Japan and OssixTM, a dental membrane for bone regeneration that is sold in the US and Europe. As a result of the acquisition Johnson & Johnson expects to incur an estimated one-time after-tax charge of approximately $50 million, or $.02 per share, related to the expensing of in-process research and development. Other terms of the transaction were not disclosed.





                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   JOHNSON & JOHNSON




Date: July 11, 2006       By: /s/ Stephen J. Cosgrove
                              Stephen J. Cosgrove
                              Chief Accounting Officer